                                                                    EXHIBIT 10.6

                   GRANITE FALLS COMMUNITY ETHANOL PLANT, LLC

                          2448 -- 540TH STREET, SUITE 1

                                  P.O. BOX 216

                         GRANITE FALLS, MINNESOTA 56241

                                 (320) 564-3100

________________, 2004

Dear Investor:

      You previously subscribed to purchase membership units in our initial public offering. On July 1, 2004, we reached an agreement in principal with Glacial Lakes Energy, LLC of Watertown, South Dakota ("GLE") pursuant to which GLE proposes to purchase 6,500 of our membership units in connection with our initial public offering for $6,500,000. At the same time, we reached an agreement in principal with Fagen, Inc. of Granite Falls, Minnesota ("Fagen") pursuant to which Fagen proposes to purchase 2,500 of our membership units in connection with our initial public offering for $2,500,000. GLE's and Fagen's purchases are subject to various conditions as described in the enclosed Prospectus Supplement dated ______________, 2004.

      Because of changes to our offering necessitated by our proposed arrangements with GLE and Fagen, we are writing to offer you the opportunity to cancel your subscription for our membership units. If you desire to cancel your purchase, we must receive your written request to do so by no later than 5:00 p.m. Central Time on ________________, 2004 (ten days from the date of this letter). You may deliver your written request by mail, in person or by telefax to us at (320) 564-3190.

      If you desire to reconfirm your subscription for our membership units, you need do nothing. If we do not timely receive your request for cancellation, we will deem you to have reconfirmed your subscription.

      This letter does not constitute an offer to sell securities or a solicitation of any offer to buy securities. That offer is solely by our Prospectus, previously delivered to you, as amended by our Prospectus Supplement, delivered to you with this letter.

Very truly yours,

Granite Falls Community Ethanol Plant, LLC

By
  --------------------------------------
  Paul Enstad, Chairman